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                                                                   Exhibit 10.81

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT dated as of the 3d day of February, 2003 ("Effective Date"), by and between Andrx Corporation ("Company"), a Delaware corporation with its principal place of business at 2915 Weston Road, Weston, Florida, and Thomas P. Rice ("Executive"), of Fort Lauderdale, Florida.

      WHEREAS, Company wishes to better assure itself of the continued services of Executive for the period provided in this Agreement, and Executive is willing to continue to serve in the employ of Company upon the terms and conditions hereinafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

      1. EMPLOYMENT. Company hereby agrees to employ Executive, and Executive agrees to enter the employ of Company, upon the terms and conditions herein provided. For purposes of this Agreement the term "Company" shall mean and include Andrx Corporation and any of its subsidiaries, whether now in existence or formed during the term of this Agreement. Executive warrants to Company that his execution of this Agreement and performance by him of the duties hereunder will not violate the terms of any other agreements to which Executive is a party.

      2. POSITION AND RESPONSIBILITIES. During the period of his employment hereunder, Executive agrees to serve as the Company's Chief Executive Officer, whereby he will be primarily responsible for the Company's affairs, while performing such other duties as may appropriately be delegated to him from time to time by the Company's Board of Directors (the "Board"). Executive shall report directly to the Board. Executive also agrees to serve, if elected, as a member of the Board and as an officer and director of any subsidiary of Company, without any additional compensation. For purposes of this Agreement, the term "subsidiary" shall mean any corporation in which, Company owns at least a majority of that corporation's voting stock and at least a majority of each class of that corporation's nonvoting stock.

      3. TERM OF EMPLOYMENT AND DUTIES.

            (A) TERM. Executive's employment shall commence on the Effective Date and shall continue for a period of thirty-six (36) calendar months thereafter ("Initial Term"), unless sooner terminated, as provided in Paragraph 6 hereof. In the event Company and Executive agree that Executive should continue in the employ of Company after the end of the Initial Term,

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such continued employment shall be subject to the terms and conditions of this
Agreement, except as otherwise provided by the parties in writing, and shall thereafter expire (i) upon one hundred eighty (180) days written notice by Company to Executive, (ii) upon ninety (90) days notice by Executive to Company or (iii) as otherwise provided in Paragraph 6 (including the Initial Term, the "Employment Term").

            (B) DUTIES. Executive shall devote his full time, attention, skill and best efforts to the faithful performance of his duties to Company. Executive shall not engage in any other business or occupation without Company's written consent; provided, however, nothing contained herein shall prohibit Executive from making passive or personal investments, provided such investments do not result in an undisclosed conflict of interest between Executive and Company. Executive acknowledges that he shall travel as reasonably required around the United States and abroad in connection with his employment.

      4. COMPENSATION

            (A) BASE COMPENSATION. For all services rendered by Executive in any capacity during his employment under this Agreement, including, without limitation, services as an executive, officer, director, or member of any committee, Company shall pay base compensation to Executive at the rate of Five Hundred Fifty Thousand Dollars ($550,000.00) per year, for the period commencing on the Effective Date and ending on the date the Board's Compensation Committee (the "Comp Committee") makes its annual compensation adjustments for Executive and the other senior members of management. Executive's base compensation shall be subject to upward adjustment by the Comp Committee for each twelve (12) month period thereafter (as then applicable, the "Base Compensation" amount).

            (B) BONUS COMPENSATION. For each calendar year during the Employment Term, Executive shall be eligible to receive an annual performance bonus (the "Bonus") based upon achievement of performance criteria to be mutually agreed to by Company and Executive, with a target bonus amount each year equal to no less than seventy percent (70%) of Executive's Base Compensation (the "Target Bonus"). The actual bonus paid to Executive shall be based upon the Comp Committee's reasonable determination as to whether the Executive and Company achieved the agreed upon performance criteria, except that, in 2004, such bonus may be prorated to only account for the period beginning on the Effective Date and ending on December 31, 2004 (or, if earlier, the Termination Date).

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            (C) EQUITY COMPENSATION.

            (a) In 2004, Executive shall be granted a non-qualified stock option award to acquire one hundred fifty thousand (150,000) shares of Company's common stock, vesting in equal annual increments of 50,000 shares over a three-year period. In subsequent years, Executive shall be granted such additional option or other equity awards as may be approved by the Board, consistent with the compensation structure at that time approved by the Comp Committee. Each such stock option award shall be granted as soon as practicable after Company's receipt of final audited financials for the immediately prior calendar year, with an exercise price equal to the fair market value of Company's common stock on the date of grant, and vesting in such manner as the Comp Committee determines.

            (b) Executive shall be granted an award of 40,000 restricted stock units (the "RSU Grant") with each unit representing the right to acquire one (1) share of common stock of Company. Unless earlier accelerated pursuant to the other terms of this Agreement, the RSU Grant shall vest as follows: thirteen thousand three hundred thirty three (13,333) units shall vest on each of the first and second anniversaries of the date of the initial grant, and thirteen thousand three hundred thirty four (13,334) units shall vest on the third anniversaries of the date of the initial grant. For purposes of tax withholding, Company shall withhold shares of common stock of Company at the time Company common stock underlying the RSU Grant are distributed (or otherwise become taxable) to Executive, and shall pay only the statutory minimum withholding amounts to the applicable tax authorities in accordance therewith. Subject to the approval by the Comp Committee, Executive may defer receipt of the common stock to be received upon the vesting of the RSU Grant by electing to defer such receipt by no later than the earlier of (i) the date six (6) months prior to the applicable vesting date or (ii) the December 31 immediately prior to the applicable vesting date; provided, however, that in the sole discretion of the Comp Committee and based on the opinion of tax counsel, the election to defer may be required to be made at a different time or may be disallowed in its entirety. In addition, the parties hereto will attempt in good faith to mitigate any loss of deduction under Section 162(m) of the Internal Revenue Code (the "Code"); provided that Executive shall not be under any obligation to incur any economic loss to effect such mitigation.

            (D) FRINGE COMPENSATION. In addition to the foregoing, during each year of employment hereunder, Company shall provide Executive with the following:

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      (1) AUTOMOBILE. Use of a Company owned or leased automobile.

      (2) MEDICAL INSURANCE AND PREMIUM REIMBURSEMENT. Medical insurance coverage for Executive, his spouse and dependent children, including the reimbursement of any insurance premiums that, but for this Employment Agreement, would be paid by an employee of the Company.

      (3) EXPENSE REIMBURSEMENT. Payment or reimbursement of reasonable travel and other expenses (including without limitation entertainment expenses incurred primarily for the benefit of Company) incurred by Executive in performing his duties under this Agreement and in carrying out and promoting the business of Company, upon presentation by him, from time to time, of an itemized account ("vouchers") of such expenditures in such detail as may reasonably be required by Company.

      (4) VACATION. Four (4) weeks of vacation with full pay each 12-month period during the term of this Agreement, at such times as shall be mutually agreed upon by Executive and the Company's President. No portion of any unused vacation time shall be carried over to a subsequent period, nor shall Executive receive any compensation in addition to that provided herein for any unused vacation time.

      (5) PROFESSIONAL DEVELOPMENT. Company shall pay or reimburse Executive for all fees, reasonable travel and other expenses incurred in connection with attendance at seminars and conferences relating to the pharmaceutical industry or the responsibilities of a chief executive officer. Reimbursements shall be made upon presentation of vouchers by Executive.

      (6) OTHER BENEFITS. Executive shall also be entitled to receive, and participate in, any relocation plan, pension or profit sharing plan, stock purchase plan, stock option plan, group life insurance plan, hospitalization insurance plan, medical services plan, or any other benefit plan that Company now or hereafter maintains for the benefit of its senior executives officers.

      5. KEY-MAN INSURANCE. At any time during the term of this Agreement, Company shall have the right to insure the life of Executive for the sole benefit of Company, in such amounts, and with such terms, as it may determine. All premiums payable thereon shall be the obligation of Company. Executive shall have no interest in any such policy, but shall cooperate with Company in taking out such insurance by submitting to physical examinations, by supplying all information required by the insurance company, and by executing all necessary documents, provided that no financial obligation is imposed upon Executive by any such documents.

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      6. TERMINATION. This Agreement shall terminate upon the occurrence of any one of the events set forth below:

      (a) Cause. Company may, at any time and in its sole discretion, terminate the employment of Executive hereunder for Cause, effective as of the date of written notice (a "Termination Notice") to Executive specifying the nature of such Cause (the "Termination Date"). For purposes of this Agreement, "Cause" shall mean (i) Executive's conviction of, or plea of nolo contendere to, a felony involving a crime of moral turpitude; or (ii) Executive's having been found guilty, by a court of competent jurisdiction, of commission of any willfully fraudulent act that is materially adverse to the interest of Company or of any subsidiary or parent company, provided, however, that the Termination Notice shall set forth in reasonable detail the act constituting Cause hereunder, and provided further, that if the act constituting Cause is capable of cure, such act is not cured within thirty (30) days following Executive's receipt of a the Termination Notice. If the employment of Executive is terminated pursuant to this Section 6(a), Company shall have no further obligations to Executive hereunder after the Termination Date other than the payment of salary and benefits accrued and unpaid through the Termination Date.

      (b) Termination by Company for No Reason. Company may, at any time, and in its sole discretion, terminate the employment of Executive hereunder for any or no reason by delivery to him of a Termination Notice. Such termination shall be effective on the date of the Termination Notice; provided, however, that Company shall be obligated to pay Executive severance compensation following the Termination Date as set forth in Section 7 hereof.

      (c) Termination in Case of Disability or Death.

      (i) If Executive, due to physical or mental injury, illness, disability or incapacity, shall fail to render the services provided for in this Agreement for a consecutive period of six (6) months, Company may, at its option, terminate Executive's employment hereunder upon fourteen (14) days' written notice to Executive. Disability shall mean, for purposes of this Agreement, physical or mental disability preventing Executive from performing his duties hereunder for the period above specified as determined by the written opinion of a physician selected in good faith by Company, and agreed to by Executive. If the employment of Executive is terminated pursuant to this Section 6(c)(i), Company shall have no further obligations to

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Executive hereunder after the Termination Date other than the payment of accrued but unpaid salary, and the continuation of benefits for a one-year period after the Termination Date.

      (ii) If Executive shall die during the Employment Term, this Agreement and Executive's employment hereunder shall terminate immediately upon Executive death. If the employment of Executive is terminated pursuant to this Section 6(c)(ii), Company shall have no further obligations to Executive hereunder after the Termination Date other than the payment of accrued but unpaid salary, and the continuation of benefits for a one-year period after the Termination Date.

      (d) Executive's Right to Terminate Upon Change of Control or For Good Reason. In the event that at any time during the Employment Term, Executive reasonably determines that Good Reason exists or there is a "Change in Control of Company" (as hereinafter defined), Executive shall, in the exercise of his sole discretion and upon the provision of written notice to Company within three
(3) months of the date of such earlier event or eighteen (18) months of the date of such latter event, be entitled to terminate his employment hereunder as of the date of provision of such written notice, and Company shall in such event pay severance compensation following the Termination Date as set forth in
Section 7. As used herein, "Good Reason" shall mean, Executive is no longer the CEO of the Company or his continued employment by the Company presents a demonstrable significant personal or financial hardship, which Executive did not reasonably know would occur when he agreed to assume the position of CEO. As used herein, a "Change in Control of Company" shall be deemed to have occurred if (i) any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of such person, but excluding (A) a trustee or other fiduciary holding securities under an Executive benefit plan of Company or any subsidiary of Company, (B) a corporation owned, directly or indirectly, by the stockholders of Company in substantially the proportions as their ownership of Company, (C) Company or any subsidiary of Company, or (D) Executive, together with all Affiliates and Associates of Executive, is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Company representing 40% of more of the combined voting power of Company's then outstanding securities, such person being hereinafter referred to as an Acquiring Person; (ii) the Continuing

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Directors shall cease for any reason to constitute a majority of the Board; or
(iii) the stockholders of Company approve a merger of consolidation of Company with any other corporation, other than a merger of consolidation that would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders or Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets. For purposes of this Section, the term "Continuing Director" shall mean
(1) any member of the Board, while such person is a member of the Board, who was a member of the Board prior to the date of this Agreement, and (2) any person who subsequently becomes a member of the Board, while such person is a member of the Board (excluding an Acquiring Person or a representative of any Acquiring Person), if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

      7. SEVERANCE COMPENSATION. In the event Executive's employment is terminated by Company, pursuant to Section 6(b), the Company shall, in exchange for Executive's execution of a General Release and Non-Disparagement Agreement (the "Release") substantially in the form attached hereto as Exhibit A, (w) pay Executive a lump sum payment (the "Severance Payment") equal to six months of his Base Compensation amount, plus a prorated amount of his Target Bonus amount (less applicable income taxes), within thirty (30) days of such written notice,
(x) continue to pay and provide Executive with health and dental insurance coverage (as reflected in Section 4(B)(2) above) for a period of at least twelve
(12) months, (y) vest in full any installments of shares under stock option agreements, restricted stock grants stock, stock appreciation rights and all other awards granted to Executive by Company pursuant to this Agreement, and allow Executive to exercise said benefit, in full, for the entire remaining period specified in such agreements, and (z) pay an additional amount representing a gross-up of any federal and state and local income tax liability arising from any amounts payable pursuant to this Agreement which are considered to be a "parachute payment" under Internal Revenue Code Section 280G and the regulations promulgated thereunder. In the event Executive's employment is terminated by Executive, pursuant to Section 6(d), the Company shall not be obligated to make a

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Severance Payment, but shall, in exchange for Executive's execution of the
Release, make the payments and otherwise comply with the provisions set forth in sub-parts (x), (y) and (z) above.

      8. CONFIDENTIAL INFORMATION. Executive recognizes and acknowledges that the list of Company's customers, as it may exist from time to time, its financial data, and its future plans and its trade secrets are valuable, special and unique assets of the Company. At no time will Executive disclose any such list or information, or any part thereof to any person, firm, corporation, association or other entity for any unauthorized reason or purpose whatsoever. In the event of a breach or threatened breach by Executive of the provisions of this Paragraph, Company shall notify Executive, in writing, of the nature of his breach of the provisions hereof, and if such breach is repeated and continuing, shall be entitled to an injunction restraining Executive from disclosing, in whole or in part, such list or information, or from rendering any services to any person, firm, corporation, association or other entity to whom such list or information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting Company from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from Executive.

      9. NO DUTY TO MITIGATE; SET-OFF. The Company agrees that if the Executive's employment is terminated during the term of this Agreement, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of the Severance Compensation provided for in this Agreement shall not be reduced by any compensation earned by the Executive or benefit provided to the Executive as the result of employment by another employer or otherwise. Except as otherwise provided herein, the Company's obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive. The Executive shall retain any and all rights under all pension plans, welfare plans, equity plans and other plans, including other severance plans, under which the Executive would otherwise be entitled to benefits.

      10. NOTICES. All notices required to be given under this Agreement shall be in writing, sent certified mail, return receipt requested, postage prepaid, to the following addresses or to such other addresses as either may designate in writing to the other party:

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            (A) If to Company, then:
            8151 Peters Road, 4th Floor
            Plantation, Florida 33324
            Att: President

      with a copy to:

            8151 Peters Road, 4th Floor
            Plantation, Florida 33324
            Att: General Counsel

            (B) If to Executive, then:
            1010 Seminole Drive, #308
            Ft. Lauderdale, Florida 33304

      11. ARBITRATION. Any disputes arising out of or in connection with this Agreement or any of its provisions, including but not limited to the alleged breach of the provisions of this Agreement, shall be submitted to and determined by arbitration conducted in accordance with the Rules of the American Arbitration Association. The award rendered by the Arbitrator may be entered as a judgment (with full binding, force and effect) in any court having jurisdiction thereof. This Agreement shall constitute a written agreement to submit any such dispute or controversy to arbitration within the meaning of the Florida Arbitration Code and shall confer jurisdiction on the Courts of the State of Florida to enforce such agreement to arbitrate and to enter judgment on an award in accordance with said Florida Arbitration Code.

      12. ATTORNEYS' FEES. The successful party to any arbitration or litigation between or among any of the parties to this Agreement shall be entitled to recovery a reasonable attorney's fees, arbitration fees and court costs. The court or arbitrator may apportion fees or award fees based upon success in various claims or parts of any arbitration or litigation.

      13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida. Any arbitration, lawsuits or other proceedings related to this Agreement or the transactions herein described shall be held in Broward County, Florida.

      14. WAIVER. The waiver by either party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party hereto.

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      15. ENTIRE UNDERSTANDING. This Agreement contains the entire understanding of the parties relating to the employment of Executive by Company. It may not be changed orally but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      16. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Company, its successors and assigns and Executive and his heirs and legal representatives.

      17. ASSIGNMENT. Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights (except as specifically permitted herein) or delegate any of his duties or obligations under this Agreement, except with the written permission of Company.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date and year first above written.

Attest:                                  ANDRX CORPORATION

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Scott Lodin, Secretary                   Angelo C. Malahias, President

In the presence of:

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                                         THOMAS P. RICE

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